Form 10-K, Exhibit 13
period 1998-12-31
MONEY STORE TRUST 1998 C
filed 1999-04-01
CIK 1072682

EXHIBIT 13

                             SERVICER'S CERTIFICATE

In Accordance with Section 6.10 of the Pooling and Servicing Agreement dated as of August 31, 1998, The Money Store, Inc. reports the following information pertaining to Series 1998-C, for the calendar year 1998


         Per Section 6.10

(IX)     Amount of Interest Received:
         Pool I                                                   15,828,293.86
         Pool II                                                   9,274,380.77

(XIII)   Class "AF-1" Remittance Amount
         (A) Current Interest Requirement                          6,725,172.49
         (B) Principal Distribution Amount                        16,895,000.00
         (C) Carry Forward Amount                                          0.00
         (D) Monthly Advance for Bankruptcy                                0.00
         TOTAL CLASS "AF-1" REMITTANCE AMOUNT                     23,620,172.49

         Class "AF-2" Remittance Amount:
         (A) Current Interest Requirement                          2,168,433.26
         (B) Principal Distribution Amount                         5,633,000.00
         (C) Carry Forward Amount                                          0.00
         (D) Monthly Advance for Bankruptcy                                0.00
         TOTAL CLASS "AF-2" REMITTANCE AMOUNT                      7,801,433.26

         Pool I Remittance Amount:
         (A) Current Interest Requirement                          8,893,605.76
         (B) Principal Distribution Amount                        22,528,000.00
         (C) Carry Forward Amount                                          0.00
         (D) Monthly Advance for Bankruptcy                                0.00
         TOTAL POOL I REMITTANCE AMOUNT                           31,421,605.76

         Class "AV" Remittance Amount:
         (A) Current Interest Requirement                          6,011,566.63
         (B) Principal Distribution Amount                        16,623,000.00
         (C) Carry Forward Amount                                          0.00
         (D) Monthly Advance for Bankruptcy                                0.00
         TOTAL CLASS "AV" REMITTANCE AMOUNT                       22,634,566.63

(XIX)    (A) Servicing Fee for the Related Due Period
         POOL I                                                      371,398.71
         POOL II                                                     230,689.18
         (B) Contingency fee for the related due period
         POOL I                                                      371,398.71
         POOL II                                                     230,689.18
         (C) Amount to be deposited to the expense account - TRUSTEE
         POOL I                                                      130,686.55
         POOL II                                                      16,229.34
         (D) Amount to be deposited to the insurance account - MBIA
         POOL I                                                      190,089.00
         POOL II                                                     130,681.00
         (D) Trust Administrator Fee
         POOL I                                                       11,157.47
         POOL II                                                       9,693.16

         Per Section 6.10 1998-C                 SEPTEMBER               OCTOBER             NOVEMBER               DECEMBER

(IX)     Amount of Interest Received:
         Pool I                                  2,800,404.73            4,217,968.69        4,315,131.43           4,494,789.01
         Pool II                                 1,480,425.54            2,344,899.64        2,646,703.03           2,802,352.56

(XIII)   Class "AF-1" Remittance Amount
         (A) Current Interest Requirement        1,008,781.73            2,009,115.43        1,760,339.53           1,946,935.80
         (B) Principal Distribution Amount       3,219,000.00            4,137,000.00        4,441,000.00           5,098,000.00
         (C) Carry Forward Amount                        0.00                    0.00                0.00                   0.00
         (D) Monthly Advance for Bankruptcy              0.00                    0.00                0.00                   0.00
         TOTAL CLASS "AF-1" REMITTANCE AMOUNT    4,227,781.73            6,146,115.43        6,201,339.53           7,044,935.80

         Class "AF-2" Remittance Amount:
         (A) Current Interest Requirement          326,944.44              645,694.73          575,377.01             620,417.08
         (B) Principal Distribution Amount       1,073,000.00            1,379,000.00        1,481,000.00           1,700,000.00
         (C) Carry Forward Amount                        0.00                    0.00                0.00                   0.00
         (D) Monthly Advance for Bankruptcy              0.00                    0.00                0.00                   0.00
         TOTAL CLASS "AF-2" REMITTANCE AMOUNT    1,399,944.44            2,024,694.73        2,056,377.01           2,320,417.08

         Pool I Remittance Amount:
         (A) Current Interest Requirement        1,335,726.18            2,654,810.16        2,335,716.54           2,567,352.88
         (B) Principal Distribution Amount       4,292,000.00            5,516,000.00        5,922,000.00           6,798,000.00
         (C) Carry Forward Amount                        0.00                    0.00                0.00                   0.00
         (D) Monthly Advance for Bankruptcy              0.00                    0.00                0.00                   0.00
         TOTAL POOL I REMITTANCE AMOUNT          5,627,726.18            8,170,810.16        8,257,716.54           9,365,352.88

         Class "AV" Remittance Amount:
         (A) Current Interest Requirement          903,475.20            1,800,686.82        1,569,482.73           1,737,921.88
         (B) Principal Distribution Amount       2,632,000.00            5,546,000.00        3,579,000.00           4,866,000.00
         (C) Carry Forward Amount                        0.00                    0.00                0.00                   0.00
         (D) Monthly Advance for Bankruptcy              0.00                    0.00                0.00                   0.00
         TOTAL CLASS "AV" REMITTANCE AMOUNT      3,535,475.20            7,346,686.82        5,148,482.73           6,603,921.88

(XIX)    (A) Servicing Fee for the Related Due Period
         POOL I                                     64,814.45               99,002.84          101,608.78             105,972.64
         POOL II                                    36,788.44               58,350.07           65,925.78              69,624.89
         (B) Contingency fee for the related due period
         POOL I                                     64,814.45               99,002.84          101,608.78             105,972
         POOL II                                    36,788.44               58,350.07           65,925.78              69,624.89
         (C) Amount to be deposited to the expense account - TRUSTEE
         POOL I                                      5,684.38                5,638.77            4,923.68             114,439.72
         POOL II                                     3,825.00                3,797.04            4,325.65               4,281.65
         (D) Amount to be deposited to the insurance account - MBIA
         POOL I                                     45,698.00               48,648.00           48,143.00              47,600.00
         POOL II                                    33,750.00               32,759.00           32,250.00              31,922.00
         (D) Trust Administrator Fee
         POOL I                                          0.00                3,759.18            3,720.12               3,678.17
         POOL II                                         0.00                3,275.88            3,225.04               3,192.24


By:  /s/ JAMES RANSOM
     ------------------------------
     James Ransom
     Chief Accounting Officer