Form 10-K, Exhibit 13
period 2000-12-31
MONEY STORE TRUST 1998 C
filed 2001-04-16
CIK 1072682

EXHIBIT 13

                             SERVICER'S CERTIFICATE


                             SERVICER'S CERTIFICATE


In Accordance with Section 6.10 of the Pooling and Servicing Agreement dated as of July 31, 1998, The Money Store, Inc. reports the following information pertaining to Series 1998-C, for calendar year 2000.


(IX)     Amount of Interest Received:
         Pool I                                                                  $ 123,566,021.75
         Pool II                                                                 $ 111,593,807.21


(XIII)   CLASS AF-1 REMITTANCE AMOUNT:
            (A) CURRENT INTEREST REQUIREMENT                                     $  18,454,067.53
            (B) PRINCIPAL DISTRIBUTION AMOUNT                                    $  68,525,000.00
            (C) CARRY FORWARD AMOUNT                                             $        -
            (D) MONTHLY ADVANCE FOR BANKRUPTCY                                   $        -
            TOTAL CLASS AF-1 REMITTANCE AMOUNT                                   $  86,979,067.53

         CLASS AF-2 REMITTANCE AMOUNT:
            (A) CURRENT INTEREST REQUIREMENT                                     $   6,001,931.58
            (B) PRINCIPAL DISTRIBUTION AMOUNT                                    $  22,844,000.00
            (C) CARRY FORWARD AMOUNT                                             $        -
            (D) MONTHLY ADVANCE FOR BANKRUPTCY                                   $        -
            TOTAL CLASS AF-2 REMITTANCE AMOUNT                                   $  28,845,931.58


          POOL I REMITTANCE AMOUNT:
               (A) CURRENT INTEREST REQUIREMENT                                  $  24,455,999.11
               (B) PRINCIPAL DISTRIBUTION AMOUNT                                 $  91,369,000.00
               (C) PRINCIPAL NOT DISTRIBUTED                                                $0.00
               TOTAL POOL I REMITTANCE AMOUNT                                    $ 115,824,999.11


          CLASS AV REMITTANCE AMOUNT:
               (A) CURRENT INTEREST REQUIREMENT                                  $  14,580,326.94
               (B) PRINCIPAL DISTRIBUTION AMOUNT                                 $  92,229,309.11
               (C) CARRY FORWARD AMOUNT                                          $        -
               (D) MONTHLY ADVANCE FOR BANKRUPTCY                                $        -
               TOTAL CLASS AV REMITTANCE AMOUNT                                  $ 106,809,636.05


(XIX)         (A) Servicing Fee for the Related Due Period
              Pool I                                                             $     880,838.44
              Pool II                                                            $     524,727.02

              (B) Contingency Fee for the Related Due Period
              Pool I                                                             $     880,838.44
              Pool II                                                            $     524,727.02

              (C) Amount to be deposited to the Expense Account - Trustee
              Pool I                                                             $     164,123.81
              Pool II                                                            $      31,932.29

              (D) Amount to be deposited to the Insurance Account - MBIA
              Pool I                                                             $     400,743.00
              Pool II                                                            $     238,092.00


        By: /s/ Robert Muller
            -----------------
            Robert Muller
            Vice President