Form 10-K, Exhibit 13
period 2001-12-31
MONEY STORE TRUST 1998 C
filed 2002-03-29
CIK 1072682

                    THE MONEY STORE ASSET BACKED CERTIFICATES
[FIRST UNION LOGO]                  SERIES 1998-C
                   2001 ANNUAL STATEMENT TO CERTIFICATEHOLDER


====================================================================================================================================
                               ORIGINAL           BEGINNING                                                              ENDING
                             Certificate         Certificate                                            Total           Certificate
   Class        Cusip          Balance             Balance         Interest         Principal        Distribution        Balance
------------------------------------------------------------------------------------------------------------------------------------
   AF-1       60935BEL9     401,250,000.00     237,189,000.00    10,043,083.75    62,984,000.00     73,027,083.75     174,205,000.00
Factors per                                                        25.02949222     156.96947040      181.99896262       434.15576324
 Thousand
------------------------------------------------------------------------------------------------------------------------------------
    AF-2      60935BEM7     133,750,000.00      79,057,000.00     3,267,535.44    75,689,000.00     78,956,535.44      58,061,000.00
Factors per                                                        24.43017153     565.89906542      590.32923696       434.10093458
 Thousand
------------------------------------------------------------------------------------------------------------------------------------
   POOL I                   535,000,000.00     316,246,000.00    13,310,619.19   138,673,000.00    151,983,619.19     232,266,000.00
   Totals                                                          24.87966205     259.20186916      284.08153120       434.14205607
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
    A-V       60935BEN5     360,000,000.00     164,762,690.89     6,752,619.01    50,097,471.57     56,850,090.58     114,665,219.32
 Factors per                                                       18.75727503     139.15964325      157.91691828       318.51449811
  Thousand
------------------------------------------------------------------------------------------------------------------------------------
  POOL II                   360,000,000.00     164,762,690.89     6,752,619.01    50,097,471.57     56,850,090.58     114,665,219.32
   Totals                                                          18.75727503     139.15964325      157.91691828     318.51449811
------------------------------------------------------------------------------------------------------------------------------------













------------------------------------------------------------------------------------------------------------------------------------
   TOTALS                   895,000,000.00     481,008,690.89    20,063,238.21   188,770,471.57    208,833,709.78     346,931,219.32
====================================================================================================================================


THE BANK OF NEW YORK                                                                                                    KARON GREENE
101 Barclay Street                                                                                               PHONE: 212-815-8363
New York, New York 10286                                                                                           FAX: 212-815-5309

                    THE MONEY STORE ASSET BACKED CERTIFICATES
[FIRST UNION LOGO]                SERIES 1998-C
                   2001 ANNUAL STATEMENT TO CERTIFICATEHOLDER


===================================================================================================================================


       SCHEDULE OF REMITTANCE                                         FEES
       ----------------------                                         ----
   Pool 1 Aggregate Amount Received          107,959,856.61           Contingency Fee
   Pool 2 Aggregate Amount Received           62,356,318.98                                           Pool 1          $677,610.56
                                                                                                      Pool 2          $334,928.84

                                                                      Expense Account
                                                                                                      Pool 1           $31,392.20
                                                                                                      Pool 2           $20,686.21

                                                                      Insurance Fee
                                                                                                      Pool 1          $306,948.00
                                                                                                      Pool 2          $154,269.00

                                                                      Servicer Fee
                                                                                                      Pool 1          $677,610.63
                                                                                                      Pool 2          $334,928.87











===================================================================================================================================


THE BANK OF NEW YORK                                                                                                   KARON GREENE
101 Barclay Street                                                                                              PHONE: 212-815-8363
New York, New York 10286                                                                                          FAX: 212-815-5309