Form 10-K, Exhibit 13
period 2002-12-31
MONEY STORE TRUST 1998 C
filed 2003-03-31
CIK 1072682

The Money Store Asset Backed Certificates Series 1998-C 2002 Annual Statement to Certificateholder

		Original	Beginning				Ending
		Certificate	Certificate			Total	Certificate
Class	Cusip	Balance	Balance	Interest	Principal	Distribution	Balance

AF-1	60935BEL9	401,250,000.00	174,205,000.00	3,145,303.66	47,922,000.00	51,067,303.66	126,283,000.00
Factors per Thousand				7.83876301	119.43177570	127.27053871	314.72398754

AF-2	60935BEM7	133,750,000.00	58,061,000.00	990,429.69	15,974,000.00	16,964,429.69	42,087,000.00
Factors per Thousand				7.40508179	119.43177570	126.83685749	314.66915888

Pool I		535,000,000.00	232,266,000.00	4,135,733.35	63,896,000.00	68,031,733.35	168,370,000.00
Totals				7.73034270	119.43177570	127.16211840	314.71028037

A-V	60935BEN5	360,000,000.00	114,665,219.32	2,027,739.04	34,997,632.36	37,025,371.40	79,667,586.96
Factors per Thousand				5.63260844	97.21564544	102.84825388	221.29885267

Pool II		360,000,000.00	114,665,219.32	2,027,739.04	34,997,632.36	37,025,371.40	79,667,586.96
Totals				5.63260844	97.21564544	102.84825388	221.29885267

Totals		895,000,000.00	346,931,219.32	6,163,472.38	98,893,632.36	105,057,104.74	248,037,586.96

The Bank of New York	Karon Greene
101 Barclay Street	Phone: 212-815-8363
New York, New York 10286	Fax: 212-815-5309

9

The Money Store Asset Backed Certificates Series 1998-C 2002 Annual Statement to Certificateholder

Schedule of Remittance		Fees

Pool 1 Aggregate Amount Received	81,586,632.49	Contingency Fee
Pool 2 Aggregate Amount Received	42,048,280.94		Pool 1	$496,290.41
			Pool 2	$256,437.83
		Expense Account
			Pool 1	$22,482.09
			Pool 2	$14,315.08
		Insurance Fee
			Pool 1	$219,826.00
			Pool 2	$106,755.00
		Servicer Fee
			Pool 1	$496,290.45
			Pool 2	$256,437.86

The Bank of New York	Karon Greene
101 Barclay Street	Phone: 212-815-8363
New York, New York 10286	Fax: 212-815-5309

10